Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

PLAINS EXPLORATION & PRODUCTION COMPANY

a Delaware corporation

(the “Company”)

(Adopted as of February 23, 2011 )

BYLAWS

OF

PLAINS EXPLORATION & PRODUCTION COMPANY

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Company within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company’s registered agent in Delaware.

Section 1.2 Additional Offices. The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. Annual meetings of stockholders shall be held at a place and time on any weekday that is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting. Such date shall be within thirteen months subsequent to the latest of the date of incorporation or the last annual meeting of stockholders.

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the chief executive officer and (ii) shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board. Such request of the Board shall state the purpose or purposes of the proposed meeting.

Section 2.3 Notices. Notice of each stockholders meeting stating the place, date, and hour of the meeting shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

Section 2.4 Quorum. The presence at a stockholders meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5 Voting of Shares.

(a) Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten days and no more than 60 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 2.5(a) shall not affect the validity of any action taken at said meeting. If a meeting of stockholders is to be held by means of remote communication as permitted by Section 9.5, the list of stockholders shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably acceptable electronic network, and the information required to access such list shall be provided to stockholders together with the notice of meeting.

(b) Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote at every stockholders meeting for each share of capital stock held by such stockholder.

(c) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy as provided herein. The voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission.

(d) Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting, or a stockholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney, or electronically transmitted to the proxy holder in a manner such that it can be determined that the transmission was authorized by the stockholder. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(e) Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting (other than as set forth in the following sentence), unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. A nominee for director shall be elected to the Board by the affirmative vote of the holders of the majority of the votes cast at a meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting for which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Company as of the tenth day preceding the date the Company first mails or delivers its notice of meeting for such meeting to stockholders. For purposes of this paragraph, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(f) Consents in Lieu of Meeting. Any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if (i) all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board and (ii) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such written consent may be delivered by a form of electronic transmission, and such transmission shall be deemed signed and dated for purposes hereof if such transmission sets forth or is delivered with information from which the Company can determine that same was transmitted by a stockholder or proxy holder and the date that the same was transmitted. No consent by electronic transmission shall be deemed to have been delivered unless such consent is reproduced in paper form and delivered to the Company by delivery either to the Company’s registered office in the state of Delaware, the Company’s principal place of business, or the Secretary of the Company. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

(g) Inspectors of Election. The Board, in advance of any meeting of shareholders, may appoint one or more persons as inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person acting as chairman at any such meeting may, and on the request of any shareholder shall, make such appointment. The inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation, or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2 Number. The number of directors constituting the Board shall be fixed from time to time by resolution of the Board but shall not be less than three.

Section 3.3 Term of Office. Each director shall hold office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.4 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

Section 3.5 Removal. Unless otherwise restricted by law, the certificate of incorporation, or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 3.6 Compensation. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

Section 4.3 Special Meetings. Special meetings of the Board (i) may be called by the chairman of the board or chief executive officer and (ii) shall be called by the chief executive officer or secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex, facsimile or electronic transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by law, the certificate of incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 4.4 Quorum; Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may from time to time by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation, and these Bylaws, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; provided, however, that no committee of the Board shall have the power or authority to (1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (2) adopt, amend or repeal any provision in these Bylaws.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures. Time, place, and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The Board shall elect a chairman of the board, a chief executive officer, a president, a treasurer, and a secretary (collectively, the “Required Officers”) having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

(a) Chairman of the Board. The chairman of the board or in his absence, the chief executive officer, shall preside when present at all meetings of the shareholders and the Board. The chairman of the board shall advice and counsel the chief executive officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these Bylaws. The chairman of the board may execute bonds, mortgages and other contracts for or on behalf of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his powers or duties to the chief executive officer, if and to the extent deemed by the chairman of the board to be desirable or appropriate.

(b) Chief Executive Officer. The chief executive officer shall be the chief executive of the Company, shall have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board and shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Board under these Bylaws. In the absence of the chairman of the board, the chief executive officer will preside when present at all meetings of the stockholders and the Board. The chief executive officer may execute bonds, mortgages, and other contracts for or on behalf of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

(c) President. The president shall be the chief operating officer of the Company and will, subject to the authority of the chief executive officer and the Board, have general management and control of the day-to-day business operations of the Company and shall consult with and report to the chief executive officer. The president will put into operation the business policies of the Company as determined by the chief executive officer and the Board and as communicated to him or her by such officer and bodies. The president will make recommendations to the chief executive officer on all matters that would normally be reserved for the final executive responsibility of the chief executive officer. In the absence of the chief executive officer or in the event of his or her inability or refusal to act, the president will perform the duties of the chief executive officer. The president may execute bonds, mortgages, and other contracts for or on behalf of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company

(d) Vice Presidents. In the absence of the president or in the event of the president’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board) may execute bonds, mortgages, and other contracts for or on behalf of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Secretary. The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the chief executive officer. The secretary shall have custody of the corporate seal of the Company and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature.

(f) Assistant Secretaries. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(g) Treasurer. Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such banks and depositories as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the chief executive officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer may execute bonds, mortgages, and other contracts for or on behalf of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

(h) Assistant Treasurers. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.2 Term of Office. All officers shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, or removal from office.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers, assistant officers, and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

Section 6.5 Compensation; Vacancies. The compensation of the officers elected pursuant to Section 6.1 shall be set by the Board or a committee of the Board expressly authorized to set such compensation. The Board shall also fill any vacancy in any such office. The compensation of officers appointed pursuant to delegated authority as provided in Section 6.3 and the filling of vacancies in such offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 Removal. Any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board.

ARTICLE VII

SHARE CERTIFICATES

Section 7.1 Entitlement to Certificates. Every holder of the capital stock of the Company, unless and to the extent (and subject to applicable law) the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by such holder.

Section 7.2 Multiple Classes of Stock. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless and to the extent (and subject to applicable law) the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

Section 7.3 Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the chief executive officer, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary, or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he or she held such office on the date of issue.

Section 7.4 Issuance and Payment. Subject to the provisions of law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 Transfer of Stock. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

Section 7.7 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 General. Subject to Section 8.4, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law and including against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.2 Actions by or in the Right of the Company. Subject to Section 8.4, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3 Indemnification Against Expenses. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 8.1 and

Section 8.2 hereof, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.4 Board Determinations; Limitation on Indemnification. Any indemnification under Section 8.1 and Section 8.2 hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 8.1 and Section 8.2 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any person (or such person’s heirs, executors, or representatives) in connection with any action, suit, or proceeding (or part thereof) initiated by such person unless such action, suit, or proceeding was authorized or consented to by the Board.

Section 8.5 Advancement of Expenses. Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company to the extent allowed under applicable law in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by law or in this Article VIII. Such expenses incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 8.6 Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any director or officer of the Company seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.7 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation, or this Article VIII.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to “serving at the request of the Company” shall include any service as a director or officer of the Company that imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII.

Section 8.9 Change in Governing Law; Effect of Amendment or Repeal of this Article. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the Company shall, to the extent then permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), because he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. Any amendment or repeal of this Article VIII shall not adversely affect any rights to indemnification of a director or officer of the Company existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Place of Meetings. All stockholders, directors, and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 9.2 Fixing Record Dates.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice. Whenever under applicable law, the certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given. in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express), by means of telegram, telex or facsimile transmission or other form of electronic transmission, addressed to such director or stockholder at his or her address or telex or facsimile transmission or electronic mail number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid if required. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may also be given to a director by telephone and shall be deemed given in such circumstances when actually received by the director. Any notice given to any stockholder shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, to the extent permitted by, and subject to the conditions set forth in, Section 232 of the General Corporation Law of the State of Delaware.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the certificate of incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9.5 Attendance via Communications Equipment. Unless otherwise restricted by applicable law, the certificate of incorporation, or these Bylaws, members of the Board, any committee thereof, or the stockholders may hold a meeting by means of conference telephone or other method of remote communications by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9.6 Dividends. Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

Section 9.7 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 9.8 Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

Section 9.9 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the chief executive officer; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent, or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board.

Section 9.10 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

Section 9.11 Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.12 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board, and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 9.13 Resignation. Any director, committee member, officer, or agent may resign by giving written notice to the chairman of the board, the chief executive officer or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.14 Surety Bonds. Such officers and agents of the Company (if any) as the chairman of the board, chief executive officer or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the chairman of the board, the chief executive officer or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 9.15 Proxies in Respect of Securities of Other Corporations. The chairman of the board, the chief executive officer, the president, any vice president, or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the chief executive officer, the president, any vice president, or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the chief executive officer, the president, any vice president, or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 9.16 Amendments. These Bylaws may be altered, amended, repealed, or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby.